                                                                    EXHIBIT 99.2

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
           ----------------------------------------------------------

                                DECEMBER 31, 2002
                                -----------------




SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)

1.   Statement of Cash Available for Distribution for the:

                                                                 Year Ended         Three Months Ended
                                                              December 31, 2002      December 31, 2002
                                                             -------------------    -------------------
     Net Income                                              $           195,000    $            21,000

     Add:  Equity in losses of Local Limited Partnerships                121,000                 65,000
           Depreciation                                                  225,000                 75,000

     Less: Cash to reserves                                             (433,000)              (134,000)
                                                             -------------------    -------------------

     Cash Available for Distribution                         $           108,000    $            27,000
                                                             ===================    ===================

     Distributions allocated to General Partners             $             8,000    $             2,000
                                                             ===================    ===================

     Distributions allocated to Limited Partners             $           100,000    $            25,000
                                                             ===================    ===================

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2002:

          Entity Receiving                         Form of
            Compensation                         Compensation
     ----------------------------  -----------------------------------------------  ------------------
     General Partners              Interest in Cash Available for Distribution      $            2,000


     WFC Realty Co., Inc.          Interest in Cash Available for Distribution      $                5
     (Initial limited partner)



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